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 As filed with the Securities and Exchange Commission on January 30, 1997
                                                 Registration No. 333-4499
===========================================================================
                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C.  20549

                               ------------------------------

                              POST-EFFECTIVE AMENDMENT NO. ONE
                                         ON FORM S-8
                                         TO FORM S-4
                                    REGISTRATION STATEMENT
                              UNDER THE SECURITIES ACT OF 1933

                                 -------------------------

                                ROOSEVELT FINANCIAL GROUP, INC.
                  (Exact name of registrant as specified in its charter)

           Delaware                                  43-1498200
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

900 Roosevelt Parkway, Chesterfield, Missouri                      63017
(Address of principal executive offices)                        (Zip Code)

                                SENTINEL FINANCIAL CORPORATION
                                     1994 STOCK OPTION PLAN
                                   (Full title of the plan)

                            ----------------------------------

                                      GARY W. DOUGLASS
                     Executive Vice President and Chief Financial Officer
                                Roosevelt Financial Group, Inc.
                                    900 Roosevelt Parkway
                                Chesterfield, Missouri 63017
                           (Name and address of agent for service)
                                        (314) 532-6200
              (Telephone number, including area code, of agent for service)

                              Copy of all communications to:

                                 CHRISTOPHER R. KELLY, P.C.
                                   CRAIG M. SCHEER, ESQ.
                             Silver, Freedman & Taff, L.L.P.
     (a limited liability partnership including professional corporations)
                                  1100 New York Ave., N.W.
                                  Washington, D.C.  20005
                                       (202) 414-6100

                              CALCULATION OF REGISTRATION FEE
===========================================================================
  Title of                    Proposed maximum  Proposed maximum  Amount of
securities to   Amount to be   offering price       aggregate     registra-
be registered   Registered(1)    per share       offering price   tion fee
-----------------------------------------------------------------------------
Common Stock,
 par value
$.01 per share  68,954 shares       N/A               N/A            N/A(2)
===========================================================================
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plans, may become subject to the Plans.
(2) The Registrant previously paid $3,973 with the original filing on May 24, 1996 to register 850,000 shares, including the 68,954 shares which may be issued pursuant to the Sentinel Financial Corporation 1994 Stock Option Plan.

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                                 PURPOSE OF AMENDMENT

     The purpose of this post-effective amendment is to register on Form S-8 shares of common stock, par value $.01 per share (the "Common Stock"), of Roosevelt Financial Group, Inc. ("Roosevelt") previously registered on Form S-4 (No. 333-4499) for issuance pursuant to options granted under the 1994 Stock Option Plan (the "Plan") of Sentinel Financial Corporation ("Sentinel") and assumed by Roosevelt, pursuant to the terms and conditions of an Agreement and Plan of Merger and Reorganization dated as of March 22, 1996, by and between Roosevelt and Sentinel. The merger was consummated on October 31, 1996.


                                       PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

    Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                        I-1

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                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.     Incorporation of Certain Documents by Reference.

     The following documents previously or concurrently filed by Roosevelt with the Commission (File No. 0-17403) are hereby incorporated by reference in this Registration Statement and the prospectus to which this Registration Statement relates (the "Prospectus"), which Prospectus has been or will be delivered to the participants in the Plan covered by this Registration
Statement:

     1. The Annual Report on Form 10-K of Roosevelt for the fiscal year ended December 31, 1995, as amended on July 30, 1996 on Form 10-K/A and September 13, 1996 on Form 10-K/A-2 (the "Roosevelt 1995 10-K").

     2. The Quarterly Report on Form 10-Q of Roosevelt for the quarterly period ended March 31, 1996, as amended on September 13, 1996 on Form 10-Q/A.

     3. The Quarterly Report on Form 10-Q of Roosevelt for the quarterly period ended June 30, 1996, as amended on September 13, 1996 on Form 10-Q/A.

     4. The Quarterly Report on Form 10-Q of Roosevelt for the quarterly period ended September 30, 1996.

     5. The description of the Roosevelt Common Stock contained in Roosevelt's Registration Statement on Form S-4 dated March 30, 1994, as amended.

     All documents subsequently filed by Roosevelt with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     Roosevelt shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Mark G. Ellebrecht, Vice President, General Counsel and Secretary, Roosevelt Financial Group, Inc., 900 Roosevelt Parkway, Chesterfield, Missouri 63017, telephone (314) 532-6200.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.
         -------------------------
         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------
         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 145 of the General Corporation Law of Delaware empowers Roosevelt to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of Roosevelt or is or was serving as such with respect to another corporation or other entity at the request of Roosevelt. Section Ten of Roosevelt's Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of Roosevelt shall be indemnified and held harmless by Roosevelt to the fullest extent authorized by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorney's fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Section Ten are contractual rights and include the right to be paid by Roosevelt the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

     Section Eleven of Roosevelt's Certificate of Incorporation provides that Roosevelt's directors will not be personally liable to Roosevelt or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (i) for any breach of the duty of loyalty to Roosevelt or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware (which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions) or (iv) for transactions from which directors derive improper personal benefit.

     Roosevelt maintains directors and officers liability insurance.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         The following Exhibits are filed as part of this Registration
Statement.

         4.1 Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to Roosevelt's Registration Statement No. 33-79308)

         4.2 Bylaws (incorporated by reference to Exhibit 3.2 to Roosevelt's Registration Statement No. 33-20337)

         4.3 Specimen common stock certificate (incorporated by reference to Exhibit 4 to Roosevelt's Registration Statement No. 33-20337)

         4.4 Certificate of Designation of 6 1/2% Non-Cumulative Convertible Preferred Stock, Series A (incorporated by reference to
                Exhibit 4.3 to Roosevelt's Registration Statement No.
                33-76738)

         4.5 Specimen stock certificate of 6 1/2% Non-Cumulative Convertible Preferred Stock, Series A (incorporated by reference to
               Exhibit 4.4 to Roosevelt's Registration Statement No.
               33-76738)

         4.6 Certificate of Designation of 6 1/2 Non-Cumulative Convertible Preferred Stock, Series F (incorporated by reference to Exhibit
              4.15 to Roosevelt's Registration Statement No. 33-79308)

         4.7 Specimen stock certificate of 6 1/2 Non-Cumulative Convertible Preferred Stock, Series F (incorporated by reference to Exhibit
              4.16 to Roosevelt's Registration Statement No. 33-79308)

         5 Opinion of Silver, Freedman & Taff, L.L.P. as to legality of the securities being registered*

         23.1 Consent of KPMG Peat Marwick LLP

         23.2 Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit
              5)

         24   Power of Attorney (contained on signature page)

         99 Sentinel Financial Corporation 1994 Stock Option Plan (incorporated by reference to Sentinel Financial Corporation's definitive proxy statement on Schedule 14A, dated September 19, 1994, relating to its 1994 Annual Meeting of Stockholders

-----------------------
* Previously filed.

Item 9.  Undertakings.
         ------------

        (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the
                Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
              Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chesterfield, State of Missouri, on January 30, 1997.

                                       ROOSEVELT FINANCIAL GROUP, INC.



                                       By:  /s/ Stanley J. Bradshaw
                                            -----------------------
                                            Stanley J. Bradshaw
                                            Chairman of the Board,
                                            President, Chief Executive
                                            Officer and Director
                                            (Duly Authorized Representative)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     We, the undersigned directors and officers of the Registrant, hereby severally constitute and appoint Stanley J. Bradshaw and Gary W. Douglass, and either of them, our true and lawful attorneys and agents, to do any and all things in our names in the capacities indicated below which said Stanley
J. Bradshaw and/or Gary W. Douglass may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of the registrant's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below this registration statement and any and all amendments (including post-effective amendments) thereto; and, we hereby approve, ratify and confirm all that said Stanley J. Bradshaw and/or Gary W. Douglass shall do or cause to be done by virtue thereof.




By:  /s/ Stanley J. Bradshaw               By: /s/ Gary W. Douglass
     -----------------------                   ---------------------
     Stanley J. Bradshaw                       Gary W. Douglass
     Chairman of the Board, President,           Executive Vice President and
     Chief Executive Officer and Director      Chief Financial Officer
     (Principal Executive Officer)             (Principal Financial and
                                               Accounting Officer)

Date: January 30, 1997                     Date:   January 30, 1997
      ---------------------                        ----------------



By:  /s/ Douglas T. Breeden                By:     /s/ Richard E. Beumer
     ----------------------                        ---------------------
     Douglas T. Breeden                            Richard E. Beumer
     Director                                      Director


Date: January 30, 1997                     Date:   January 30, 1997
      ----------------                             ----------------

By:   /s/ Anat Bird                         By:     /s/ Robert M. Clayton II
      ----------------                             ------------------------
      Anat Bird                                    Robert M. Clayton II
      Senior Executive Vice President,             Director
      Chief Operating Officer and Director


Date: January 30, 1997                     Date:   January 30, 1997
      ----------------                               ------------------------



By:   /s/ Bradbury Dyer III                By:     /s/ Patricia M. Gammon
      ---------------------                         ------------------------
      Bradbury Dyer III                             Patricia M. Gammon
      Director                                      Director


Date: January 30, 1997                     Date:   January  30, 1997
      ---------------------                          ------------------------



By:  /s/ Hiram S. Liggett, Jr.            By:  /s/ Clarence M. Turley, Jr.
     -------------------------                 ---------------------------
     Hiram S. Liggett, Jr.                     Clarence M. Turley, Jr.
     Director                                  Director


Date: January 30, 1997                    Date:   January 30, 1997
      ------------------------                  -------------------------



By:  /s/ Alvin D. Vitt
     -------------------------
     Alvin D. Vitt
     Director


Date: January 30, 1997
      ----------------

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.                                          Exhibit
-----------                                          -------
   23.1                                Consent of KPMG Peat Marwick LLP




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